Exhibit 99.1

Microvast Confirms Revenue Guidance for 2021 and Schedules Fourth Quarter Earnings Call

February 1, 2022

STAFFORD, TX | Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today confirms that its revenue performance for the fiscal year ended December 31, 2021 will be within the previously announced guidance of $145-$155 million. This represents 42% growth compared to $108 million for the fiscal year ended December 30, 2020 (calculated using the midpoint of the range).

“We are pleased to close out 2021 with a strong revenue performance in the fourth quarter and a promising backlog heading into 2022. I am proud of our team’s accomplishments and ability to grow top line revenue against the backdrop of a challenging year. We look forward to carrying this positive momentum into 2022 as we continue on our electrification journey,” said Yang Wu, Microvast’s President and Chief Executive Officer.

The Company will issue a press release reporting its consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2021 after the market closes on Tuesday, March 29, 2022. Following the earnings press release, Microvast management will host a webcast and earnings conference call at 5:00 p.m. Central Time (6:00 p.m. Eastern Time) to discuss the business results and outlook, as well as details on two new products being brought to market in 2022.

The webcast will be accessible from the Events & Presentations tab of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the live event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (631) 891-4304.

Retail and institutional shareholders may submit questions via the “Contact Us” page on Microvast’s investor relations website. Questions will be accepted beginning today through March 18, 2022. Microvast management will incorporate responses to a selection of frequently asked questions during the webcast. Please include the hashtag #askmicrovast in the subject line.

About Microvast

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook,” “guidance” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and the combined company and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) a delay or failure to realize the expected benefits from the business combination; (2) the impact of the ongoing COVID-19 pandemic; (3) changes in the highly competitive market in which Microvast competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (4) changes in the markets that Microvast targets; (5) risk that Microvast may not be able to execute its growth strategies or achieve profitability; (6) the risk that Microvast is unable to secure or protect its intellectual property; (7) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (8) the risk that Microvast’s customers will adjust, cancel, or suspend their orders for Microvast’s products; (9) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (10) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (11) the risk that Microvast may not be able to develop and maintain effective internal controls; (12) the outcome of any legal proceedings that may be instituted against Microvast or any of its directors or officers; and (13) risks of operations in the People’s Republic of China.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Microvast or the date of such information in the case of information from persons other than Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

CONTACT:

Sarah Alexander

(346) 309-2562

ir@microvast.com